Exhibit 99.1

DIRECTV Announces First Quarter 2012 Results

DIRECTV Increases Net Additions 10% with a First Quarter Record 674,000

  DIRECTV Latin America sets all-time records for gross and net additions with 1.0 million and 593,000, respectively in the quarter.
  DIRECTV U.S. adds 81,000 new subscribers in the quarter as churn drops 6 basis points to 1.44%.

DIRECTV Revenues Grow 12% to $7.05 Billion

  Increase driven by strong subscriber growth coupled with 3.6% higher ARPU at DIRECTV U.S.

Operating Profit before Depreciation and Amortization Increases 8% to $1.90 Billion and Operating Profit Grows 13% to $1.31 Billion

  Growth driven by DIRECTV Latin America’s 22% increase in operating profit before depreciation and amortization to $468 million and a 14% increase in operating profit to $249 million.

DIRECTV’s Diluted Earnings per Share Rise 26% and Stock Repurchases Total $1.3 Billion in the Quarter

EL SEGUNDO, Calif.--(BUSINESS WIRE)--May 8, 2012--DIRECTV (NASDAQ:DTV) today reported an increase in first quarter 2012 revenues of 12% to $7.05 billion, operating profit before depreciation and amortization1 (OPBDA) of 8% to $1.90 billion and operating profit of 13% to $1.31 billion compared to last year’s first quarter. DIRECTV reported that first quarter net income increased 8% to $731 million and diluted earnings per share grew 26% to $1.07 compared with the same period last year.

“DIRECTV delivered another strong quarter of financial and operating results highlighted by double-digit revenue, EPS and cash flow growth, fueled in part by another quarter of record-setting subscriber growth in Latin America,” said Mike White, president and CEO of DIRECTV. “Our industry leading revenue and earnings growth continues to be driven by the strength of our premier brands, popularity of our differentiated product and service offerings, and an enhanced focus on achieving operational excellence through effective cost management.”

DIRECTV’S OPERATIONAL REVIEW

First Quarter Review

DIRECTV’s first quarter revenues of $7.05 billion increased 12% over the same period last year principally due to strong subscriber growth at DIRECTV Latin America (DTVLA) and DIRECTV U.S., as well as higher ARPU at DIRECTV U.S. Operating profit before depreciation and amortization (OPBDA) increased 8% to $1.90 billion and operating profit increased 13% to $1.31 billion. Also in the quarter, OPBDA margin declined primarily due to higher programming and general and administrative (G&A) costs at DIRECTV U.S., increased subscriber acquisition and customer service costs at DTVLA, as well as higher upgrade and retention spending at both DIRECTV U.S. and DTVLA. These increases were partially offset by lower subscriber acquisition costs at DIRECTV U.S. In addition, operating profit margin increased as the lower OPBDA margin was more than offset by lower depreciation expense at DIRECTV U.S.

DIRECTV Consolidated	Three Months
Dollars in Millions except Earnings	Ended March 31,
per Common Share	2012	2011
Revenues	$7,046	$6,319
Operating Profit Before Depreciation and Amortization(1)	1,903	1,766
OPBDA Margin(1)	27.0%	27.9%
Operating Profit	1,308	1,155
Operating Profit Margin	18.6%	18.3%
Net Income Attributable to DIRECTV	731	674
Diluted Earnings Per Common Share	1.07	0.85
Capital Expenditures and Cash Flow
Cash paid for property and equipment	153	115
Cash paid for subscriber leased equipment - subscriber acquisitions	412	345
Cash paid for subscriber leased equipment - upgrade and retention	188	153
Cash paid for satellites	58	31
Cash Flow Before Interest and Taxes(2)	1,308	899
Free Cash Flow(3)	952	665

Net income attributable to DIRECTV increased 8% to $731 million and diluted earnings per share improved 26% to $1.07 compared with the first quarter of last year primarily due to the higher operating profit partially offset by more income tax expense primarily related to the increased earnings before tax and a lower effective tax rate in 2011 resulting from foreign tax credits not previously recognized. Net income also reflected higher interest expense principally resulting from an increase in long-term debt. In addition, diluted earnings per share were favorably impacted by share repurchases made over the last twelve months.

Cash flow before interest and taxes2 increased 45% to $1.31 billion and free cash flow3 increased 43% to $952 million compared to the first quarter of 2011 primarily due to the higher OPBDA as well as an increase in cash generated from working capital primarily related to the timing of customer receipts and vendor payments. These increases were partially offset by greater capital expenditures primarily driven by the higher gross additions, infrastructure investment and satellite payments at DTVLA, as well as an increase in equipment upgrades at both DTVLA and DIRECTV U.S. The year over year comparison also reflects a $43 million dividend payment from Sky Mexico in the first quarter of 2011. In addition, free cash flow was impacted by higher interest payments related to an increase in long-term debt and greater tax payments. Also during the quarter but not included in free cash flow, was cash paid for share repurchases of $1.26 billion. In addition, in March 2012, DIRECTV U.S. completed a $4.0 billion debt financing consisting of $1.25 billion in 2.40% Senior Notes due 2017, $1.5 billion in 3.80% Senior Notes due 2022 and $1.25 billion in 5.15% Senior Notes due 2042. In April 2012, DIRECTV announced that it will redeem for cash $1.5 billion of its outstanding 7.625% Senior Notes due 2016 on May 15, 2012, at a price of 103.813% of the principal amount, together with accrued interest.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

First Quarter Review

	Three Months
DIRECTV U.S.	Ended March 31,
Dollars in Millions except ARPU	2012	2011
Revenue	$5,499	$5,145
Average Monthly Revenue per Subscriber (ARPU) ($)	91.99	88.79
Operating Profit Before Depreciation and Amortization(1)	1,410	1,363
OPBDA Margin(1)	25.6%	26.5%
Operating Profit	1,038	921
Operating Profit Margin	18.9%	17.9%
Capital Expenditures and Cash Flow
Cash paid for property and equipment	109	102
Cash paid for subscriber leased equipment - subscriber acquisitions	160	174
Cash paid for subscriber leased equipment - upgrade and retention	85	69
Cash paid for satellites	34	31
Cash Flow Before Interest and Taxes(2)	1,211	717
Free Cash Flow(3)	971	568
Subscriber Data (in 000’s except Churn)
Gross Subscriber Additions	941	1,052
Average Monthly Subscriber Churn	1.44%	1.50%
Net Subscriber Additions	81	184
Cumulative Subscribers	19,966	19,407

In the quarter, DIRECTV U.S. revenues increased 7% to $5.50 billion primarily due to strong ARPU growth and the larger subscriber base. Net subscriber additions declined principally due to lower gross subscriber additions partially offset by a reduction in the average monthly churn rate. The lower gross additions were mainly due to a greater focus on higher quality subscribers and stricter credit policies while the lower churn rate was mainly driven by a greater percentage of subscribers on commitments and auto-bill pay. ARPU increased 3.6% to $91.99 due mostly to price increases on programming packages and leased boxes, higher advanced service fees and higher penetration of premium channels, partially offset by increased promotional offers to new and existing customers. DIRECTV U.S. ended the quarter with 19.97 million subscribers, an increase of 3% over the 19.41 million subscribers reported for the quarter ended March 31, 2011.

First quarter OPBDA increased 3% to $1.41 billion and operating profit increased 13% to $1.04 billion. OPBDA margin declined principally due to higher programming costs mostly related to program supplier rate increases, greater G&A primarily resulting from a $25 million property tax adjustment in 2011, as well as higher upgrade and retention spending associated with upgrade and churn initiatives. These increases were partially offset by lower subscriber acquisition costs related to the reduction in gross additions. Operating profit margin increased as the decline in OPBDA margin was more than offset by lower depreciation and amortization expense principally related to an increase in the estimated depreciable life of HD set-top boxes from three years to four years implemented in July 2011.

DIRECTV Latin America

DIRECTV Latin America (DTVLA) owns approximately 93% of Sky Brasil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DTVLA, had approximately 4.28 million subscribers as of March 31, 2012 bringing the total subscribers in the region to 12.75 million.

	Three Months
DIRECTV Latin America	Ended March 31,
Dollars in Millions except ARPU	2012	2011
Revenue	$1,485	$1,114
Average Monthly Revenue per Subscriber (ARPU) ($)	60.59	61.69
Operating Profit Before Depreciation and Amortization(1)	468	384
OPBDA Margin(1)	31.5%	34.5%
Operating Profit	249	219
Operating Profit Margin	16.8%	19.7%
Capital Expenditures and Cash Flow
Cash paid for property and equipment	44	11
Cash paid for subscriber leased equipment - subscriber acquisitions	252	171
Cash paid for subscriber leased equipment - upgrade and retention	103	84
Cash paid for satellites	22	0
Cash Flow Before Interest and Taxes(2)	68	156
Free Cash Flow(3)	(34)	76
Subscriber Data(4) (in 000’s except Churn)
Gross Subscriber Additions	1,034	765
Average Monthly Total Subscriber Churn	1.80%	1.87%
Average Monthly Post-paid Subscriber Churn	1.47%	1.43%
Net Subscriber Additions	593	427
Cumulative Subscribers	8,464	6,235

First Quarter Review

In the first quarter, DTVLA revenues increased 33% to $1.49 billion principally due to strong subscriber growth partially offset by a 1.8% decline in ARPU. Net additions increased 39% to an all-time record of 593,000 driven by a 35% increase in gross additions to 1.03 million principally due to greater middle market demand across the region, most notably in Brazil, Colombia and Argentina. Also positively impacting net additions was lower total average churn of 1.80% due in large part to higher pre-paid reconnections in PanAmericana. This improvement was partially offset by an increase in monthly post-paid churn in the quarter of 1.47% primarily driven by higher churn in Brazil mostly related to the higher penetration of middle market subscribers. The decline in ARPU to $60.59 was principally due to unfavorable exchange rates, mainly in Brazil and Argentina, as well as from the impact of increased penetration of middle market subscribers, partially offset by price increases and greater penetration of advanced services. Excluding the impact of exchange rates, DTVLA ARPU increased approximately 1.5% in the first quarter.

DIRECTV Latin America’s first quarter 2012 OPBDA increased 22% to $468 million and operating profit rose 14% to $249 million. Also in the quarter, OPBDA and operating profit margins declined primarily due to increased subscriber acquisition costs due to higher gross subscriber additions, more upgrade costs and increased customer service expenses across the region.

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV’s first quarter 2012 earnings call will be available on the company’s website at www.directv.com/investor. The webcast will begin at 2:00 p.m. ET, today May 8, 2012. Access to the earnings call is also available in the United States by dialing (888) 401-4685 and internationally by dialing (719) 325-2286. The conference ID number is 9400901. A replay of the call can be accessed by dialing (888) 203-1112 in the U.S. and (719) 457-0820 internationally. The Replay pass code is 9400901. The replay will be available from 3:00 p.m. PT Tuesday, May 8, through 11:59 p.m. PT Tuesday, May 15, and will also be archived on our website at www.directv.com/investor.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see DIRECTV’s Annual Report on Form 10-K for the year ended December 31, 2011 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment,” “Cash paid for satellites,” “Cash paid for subscriber leased equipment – subscriber acquisitions” and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes.” This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment,” “Cash paid for satellites,” “Cash paid for subscriber leased equipment – subscriber acquisitions,” and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This presentation may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: increased competition; increasing programming costs and our ability to renew programming contracts under favorable terms; increased subscriber churn or subscriber upgrade and retention costs; potential material increase in subscriber acquisition costs; general economic conditions; risks associated with doing business internationally, which for DIRECTV Latin America include political and economic instability and foreign currency exchange rate volatility and controls; pace of technological development; potential intellectual property infringement; loss of key personnel; satellite construction or launch delays; satellite launch and operational risks; loss of a satellite; theft of satellite programming signals; U.S. and foreign governmental and regulatory action; ability to maintain licenses and regulatory approvals; significant debt; indemnification obligations; reliance on network and information systems; and the outcome of legal proceedings. We may face other risks described from time to time in periodic reports filed by us with the U.S. Securities and Exchange Commission.

DIRECTV (NASDAQ:DTV) is one of the world’s leading providers of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to more than 19.9 million customers in the United States and over 12.7 million customers in Latin America. DIRECTV sports and entertainment properties include three regional sports networks (Northwest, Rocky Mountain and Pittsburgh) as well as a 60 percent ownership interest in Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2012	2011

Revenues	$7,046	$6,319

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,964	2,593
Subscriber service expenses	499	449
Broadcast operations expenses	104	94
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	816	796
Upgrade and retention costs	343	281
General and administrative expenses	417	340
Depreciation and amortization expense	595	611
Total operating costs and expenses	5,738	5,164

Operating profit	1,308	1,155

Interest income	12	7
Interest expense	(204)	(172)
Other, net	41	42

Income before income taxes	1,157	1,032

Income tax expense	(416)	(349)

Net income	741	683

Less: Net income attributable to noncontrolling interest	(10)	(9)

Net income attributable to DIRECTV	$731	$674

Basic earnings attributable to DIRECTV per common share	$1.08	$0.85

Diluted earnings attributable to DIRECTV per common share	1.07	0.85

Weighted average number of common shares outstanding (in millions)
Basic	678	793
Diluted	681	797

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	March 31,	December 31,
ASSETS	2012	2011
Current assets
Cash and cash equivalents	$4,526	$873
Accounts receivable, net of allowances of $83 and $79	2,197	2,474
Inventories	285	280
Deferred income taxes	71	62
Prepaid expenses and other	368	552

Total current assets	7,447	4,241
Satellites, net	2,225	2,215
Property and equipment, net	5,493	5,223
Goodwill	4,109	4,097
Intangible assets, net	889	909
Investments and other assets	1,749	1,738

Total assets	$21,912	$18,423

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$4,188	$4,210
Unearned subscriber revenues and deferred credits	549	533
Current portion of long-term debt	1,500	-

Total current liabilities	6,237	4,743
Long-term debt	15,961	13,464
Deferred income taxes	1,796	1,771
Other liabilities and deferred credits	1,295	1,287
Commitments and contingencies
Redeemable noncontrolling interest	265	265
Stockholders' deficit	(3,642)	(3,107)

Total liabilities and stockholders' deficit	$21,912	$18,423

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Cash Flows From Operating Activities
Net income	$741	$683
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	595	611
Amortization of deferred revenues and deferred credits	(12)	(8)
Share-based compensation expense	27	22
Equity in earnings from unconsolidated affiliates	(33)	(25)
Net foreign currency transaction gain	(13)	(8)
Dividends received	-	45
Gain from sale of investments	-	(26)
Deferred income taxes	58	115
Excess tax benefit from share-based compensation	(28)	(24)
Other	22	14
Change in operating assets and liabilities:
Accounts receivable	312	87
Inventories	(5)	(65)
Prepaid expenses and other	161	53
Accounts payable and accrued liabilities	(77)	(142)
Unearned subscriber revenue and deferred credits	16	(5)
Other, net	(1)	(18)
Net cash provided by operating activities	1,763	1,309
Cash Flows From Investing Activities
Cash paid for property and equipment	(753)	(613)
Cash paid for satellites	(58)	(31)
Proceeds from sale of investments	-	61
Other, net	25	39
Net cash used in investing activities	(786)	(544)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	3,996	3,990
Debt issuance costs	(23)	(28)
Proceeds from borrowings under revolving credit facility	400	-
Repayment of borrowings under revolving credit facility	(400)	-
Repayment of long-term debt	-	(341)
Repayment of short-term borrowings	-	(39)
Repayment of other long-term obligations	(13)	(120)
Common shares repurchased and retired	(1,260)	(1,405)
Taxes paid in lieu of shares issued for share-based compensation	(52)	(53)
Excess tax benefit from share-based compensation	28	24
Net cash provided by financing activities	2,676	2,028
Net increase in cash and cash equivalents	3,653	2,793
Cash and cash equivalents at beginning of the period	873	1,502
Cash and cash equivalents at the end of the period	$4,526	$4,295

Supplemental Cash Flow Information
Cash paid for interest	$255	$164
Cash paid for income taxes	113	77

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)
	Three Months Ended
	March 31,
	2012	2011
DIRECTV U.S.
Revenues	$5,499	$5,145
Operating profit before depreciation and amortization (1)	1,410	1,363
Operating profit before depreciation and amortization margin (1)	25.6%	26.5%
Operating profit	$1,038	$921
Operating profit margin	18.9%	17.9%
Depreciation and amortization	$372	$442

SKY BRASIL
Revenues	$881	$654
Operating profit before depreciation and amortization (1)	287	228
Operating profit before depreciation and amortization margin (1)	32.6%	34.9%
Operating profit	$151	$133
Operating profit margin	17.1%	20.3%
Depreciation and amortization	$136	$95

PANAMERICANA
Revenues	$604	$460
Operating profit before depreciation and amortization (1)	181	156
Operating profit before depreciation and amortization margin (1)	30.0%	33.9%
Operating profit	$98	$86
Operating profit margin	16.2%	18.7%
Depreciation and amortization	$83	$70

SPORTS NETWORKS, ELIMINATIONS and OTHER
Revenues	$62	$60
Operating profit before depreciation and amortization (1)	25	19
Operating profit	21	15
Depreciation and amortization	4	4

TOTAL
Revenues	$7,046	$6,319
Operating profit before depreciation and amortization (1)	1,903	1,766
Operating profit before depreciation and amortization margin (1)	27.0%	27.9%
Operating profit	$1,308	$1,155
Operating profit margin	18.6%	18.3%
Depreciation and amortization	$595	$611

(1) See footnote 1 above

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

Revenues	$5,499	$5,145

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,441	2,200
Subscriber service expenses	349	351
Broadcast operations expenses	78	74
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	646	682
Upgrade and retention costs	305	259
General and administrative expenses	270	216
Depreciation and amortization expense	372	442
Total operating costs and expenses	4,461	4,224

Operating profit	1,038	921

Interest expense	(188)	(156)
Other, net	1	(6)

Income before income taxes	851	759

Income tax expense	(315)	(288)

Net income	$536	$471

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	March 31,	December 31,
ASSETS	2012	2011
Current assets
Cash and cash equivalents	$2,744	$232
Accounts receivable, net of allowances of $52 and $51	1,818	2,126
Inventories	260	253
Prepaid expenses and other	197	419

Total current assets	5,019	3,030
Satellites, net	1,714	1,724
Property and equipment, net	3,117	3,084
Goodwill	3,177	3,177
Intangible assets, net	460	461
Other assets	303	320

Total assets	$13,790	$11,796

LIABILITIES AND OWNER’S DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$3,063	$3,226
Unearned subscriber revenues and deferred credits	379	377
Current portion of long-term debt	1,500	-

Total current liabilities	4,942	3,603
Long-term debt	15,961	13,464
Deferred income taxes	1,334	1,321
Other liabilities and deferred credits	249	239
Commitments and contingencies
Owner’s deficit	(8,696)	(6,831)

Total liabilities and owner’s deficit	$13,790	$11,796

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Cash Flows From Operating Activities
Net income	$536	$471
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	372	442
Amortization of deferred revenues and deferred credits	(12)	(8)
Share-based compensation expense	21	18
Deferred income taxes	35	84
Excess tax benefit from share-based compensation	(23)	(20)
Other	2	(1)
Change in other operating assets and liabilities:
Accounts receivable	344	131
Inventories	(7)	(66)
Prepaid expenses and other	224	22
Accounts payable and accrued liabilities	(167)	(108)
Unearned subscriber revenue and deferred credits	2	(18)
Other, net	32	(3)
Net cash provided by operating activities	1,359	944
Cash Flows From Investing Activities
Cash paid for property and equipment	(109)	(102)
Cash paid for subscriber leased equipment - subscriber acquisitions	(160)	(174)
Cash paid for subscriber leased equipment - upgrade and retention	(85)	(69)
Cash paid for satellites	(34)	(31)
Net cash used in investing activities	(388)	(376)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	3,996	3,990
Debt issuance costs	(23)	(28)
Proceeds from borrowings under revolving credit facility	400	-
Repayment of borrowings under revolving credit facility	(400)	-
Repayment of long-term debt	-	(341)
Repayment of other long-term obligations	(5)	(26)
Cash dividends to Parent	(2,450)	(3,250)
Cash contribution from Parent	-	60
Excess tax benefit from share-based compensation	23	20
Net cash provided by financing activities	1,541	425
Net increase in cash and cash equivalents	2,512	993
Cash and cash equivalents at beginning of the period	232	687
Cash and cash equivalents at end of the period	$2,744	$1,680

Supplemental Cash Flow Information
Cash paid for interest	$239	$148
Cash paid for income taxes	1	1

Non-GAAP Financial Measure Reconciliation Schedules
(Unaudited)

DIRECTV
Reconciliation of Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended
	March 31,
	2012	2011

Operating Profit Before Depreciation and Amortization	$1,903	$1,766
Subtract: Depreciation and amortization expense	595	611
Operating Profit	$1,308	$1,155

*For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which is expected to be filed with the SEC in May 2012.

DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended
	March 31,
	2012	2011

Cash Flow Before Interest and Taxes	$1,308	$899
Adjustments:
Cash paid for interest	(255)	(164)
Interest income	12	7
Income taxes paid	(113)	(77)
Subtotal - Free Cash Flow	952	665
Add Cash Paid For:
Property and equipment	753	613
Satellites	58	31
Net Cash Provided by Operating Activities	$1,763	$1,309

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended
	March 31,
	2012	2011

Cash Flow Before Interest and Taxes	$68	$156
Adjustments:
Cash paid for interest	(14)	(14)
Interest income	12	7
Income taxes paid	(100)	(73)
Subtotal - Free Cash Flow	(34)	76
Add Cash Paid For:
Property and equipment	44	11
Subscriber leased equipment - subscriber acquisitions	252	171
Subscriber leased equipment - upgrade and retention	103	84
Satellites	22	-
Net Cash Provided by Operating Activities	$387	$342

(2) and (3) - See footnotes above

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Non-GAAP Financial Measure Reconciliation and SAC Calculation
(Unaudited)

Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended
	March 31,
	2012	2011

Operating Profit	$1,038	$921
Adjustments:
Subscriber acquisition costs (expensed)	646	682
Depreciation and amortization expense	372	442
Cash paid for subscriber leased equipment - upgrade and retention	(85)	(69)
Pre-SAC margin*	$1,971	$1,976
Pre-SAC margin as a percentage of revenue*	35.8%	38.4%

Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended
	March 31,
	2012	2011

Cash Flow Before Interest and Taxes	$1,211	$717
Adjustments:
Cash paid for interest	(239)	(148)
Interest income	0	0
Income taxes paid	(1)	(1)
Subtotal - Free Cash Flow	971	568
Add Cash Paid For:
Property and equipment	109	102
Subscriber leased equipment - subscriber acquisitions	160	174
Subscriber leased equipment - upgrade and retention	85	69
Satellites	34	31
Net Cash Provided by Operating Activities	$1,359	$944

(2) and (3) - See footnotes above

* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting “Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.’ current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV believes this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV believes that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

SAC Calculation
	Three Months Ended
	March 31,
	2012	2011

Subscriber acquisition costs (expensed)	$646	$682
Cash paid for subscriber leased equipment - subscriber acquisitions	160	174
Total acquisition costs	$806	$856
Gross subscriber additions (000's)	941	1,052
Average subscriber acquisition costs-per subscriber (SAC)	$857	$814

CONTACT:
DIRECTV
Media Contact: Darris Gringeri, 212-205-0882
Investor Relations, 310-964-0808